Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Varex Imaging Corporation of our report dated December 20, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Varex Imaging Corporation's Annual Report on Form 10-K for the year ended September 27, 2019.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

February 18, 2020